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                               CONSENT OF EXPERTS

I hereby consent to the incorporation by reference of the information contained in the Annual Information Form of Kinross Gold Corporation ("Kinross") dated May 8, 2003 and the Annual Report on Form 40-F of Kinross for the year ended December 31, 2002, which Kinross used or directly quoted from my report dated March 21, 2003, in preparing summaries, include ore reserve and mineral estimates, in the Annual Report relating to the Round Mountain Mine into this Registration Statement on Form S-8.



By:    /s/ Daniel B. Moore/
       --------------------
         Daniel B. Moore
Title:   Engineering Superintendent

Date: September 17, 2003